Exhibit 99.1

ALPHA-5 INTEGRIN LLC

For the Year ended December 31, 2021 and for the three months ended March 31, 2022 and 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Pasithea Therapeutics Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Alpha-5 Integrin, LLC (the “Company”) as of December 31, 2021, the related statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”).  In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2022.

/s/ Marcum LLP

Marcum LLP

New Haven, CT
August 29, 2022

ALPHA-5 INTEGRIN, LLC

BALANCE SHEETS

	March 31, 2022	December 31, 2021
	(Unaudited)	Audited
ASSETS
Current assets:
Cash and cash equivalents	$122,083	$295,457
Prepaid expenses	30,351	9,475
Other current assets	-	44
Total current assets	152,434	304,976

Property and equipment, net	20,915	22,279
Restricted cash	26,780	26,780
Total assets	$200,129	354,035

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$90,182	57,552
Related party payable	13,318	2,688
Total current liabilities	103,500	60,240

Total liabilities	103,500	60,240

Commitments and Contingencies (Note 3)

Stockholders’ equity:
Common units 10,000 issued and outstanding as of March 31, 2022, and December 31, 2021, respectively	1,250,030	1,000,000
Additional paid-in capital	1,000,000	1,000,000
Accumulated deficit	(2,153,401)	(1,706,205)
Total stockholders’ equity	96,629	293,795
Total liabilities and stockholders’ equity	$200,129	$354,035

The accompanying notes are an integral part of these financial statements.

ALPHA-5 INTEGRIN, LLC

STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2021	For the Year Ended December 31, 2021
	Unaudited	Unaudited	Audited

Revenues	$-	$-	$-

Operating expenses:
Selling, general and administrative	447,196	263,387	1,703,796
Loss from operations	447,196	263,387	1,703,796

Other expense:
Foreign currency exchange loss	-	2,385	1,566

Other expense	-	2,385	1,566

Loss before income taxes	447,196	265,772	1,705,362
Provision for income taxes	-	-	-

Net loss	$(447,196)	$(265,772)	$(1,705,362)

Weighted-average common units	10,000	10,000	10,000
Basic and diluted net loss per common share	$(44.72)	$(26.58)	$(170.54)

The accompanying notes are an integral part of these financial statements.

ALPHA-5 INTEGRIN, LLC

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

			Additional		Total
	Common Units		Paid-in	Accumulated	Stockholders’
	Units	Amount	Capital	Deficit	Equity

Balance at January 1, 2021	10,000	$1,000,000	$-	$(843)	$999,157
Net loss	-	-	-	(265,772)	(265,772)
Balance at March 31, 2021	10,000	1,000,000	-	(266,615)	733,385
Capital contribution from unit holders	-	-	1,000,000	-	1,000,000
Net loss	-	-	-	(1,439,590)	(1,439,590)
Balance at December 31, 2021	10,000	$1,000,000	$1,000,000	$(1,706,205)	$293,795

			Additional		Total
	Common Units		Paid-in	Accumulated	Stockholders’
	Units	Amount	Capital	Deficit	Equity

Balance at January 1, 2022	10,000	$1,000,000	$1,000,000	$(1,706,205)	$293,795
Capital contribution from unit holders	-	-	250,030	-	250,030
Net loss	-	-	-	(447,196)	(447,196)
Balance at March 31, 2022	10,000	$1,000,000	$1,250,030	$(2,153,401)	$96,629

The accompanying notes are an integral part of these financial statements.

ALPHA-5 INTEGRIN, LLC

STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2021	For the Year Ended December 31, 2021
	Unaudited	Unaudited	Audited

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(447,196)	$(265,772)	$(1,705,362)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	1,364	909	5,002
Changes in operating assets and liabilities:
Changes in prepaid expenses	(20,876)	(48,086)	(9,475)
Changes in related party payables	10,630	1,005,592	1,002,688
Changes in other assets	44	(16,780)	(44)
Changes in accounts payable and accrued liabilities	32,630	11,773	32,709
Net cash (used in) provided by operating activities	(423,404)	687,636	(674,482)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	(3,281)	(3,281)
Net cash used in investing activities	-	(3,281)	(3,281)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contribution from unit holders	250,030	-	1,000,000
Net cash provided by financing activities	250,030	-	1,000,000

NET CHANGE IN CASH	(173,374)	684,355	322,237
Cash and Restricted cash- Beginning of period	322,237	-	-
Cash and Restricted cash- End of period	$148,863	$684,355	$322,237

The accompanying notes are an integral part of these financial statements.

ALPHA-5 INTEGRIN LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021 AND FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021

NOTE 1 – NATURE OF THE ORGANIZATION AND BUSINESS

Alpha-5 Integrin, LLC. (“Alpha-5” or the “Company”) is a preclinical-stage company developing a monoclonal antibody (mAbs) for the treatment of amyotrophic lateral sclerosis (“ALS”) and other neuroinflammatory disorders, such as Multiple Sclerosis. Alpha-5’s operations are based in South San Francisco, CA. The Company was formed in December 2020.

Throughout this report, the terms “our,” “we,” “us,” and the “Company” refer to Alpha-5 Integrin, LLC.

Basis of Presentation

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In the opinion of management, such financial information includes all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of the Company’s financial position at such dates and the operating results and cash flows for such periods. The financial statements as of and for the period ending December 31, 2021 are audited. Those financial statements for the periods ending on March 31 are not.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NEW ACCOUNTING STANDARDS

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of March 31, 2022 and December 31, 2021.

Restricted cash

The Company had restricted cash of $26,780 at March 31, 2022 and December 31, 2021, all of which was classified as long term. This amount represents monies held apart from cash available for operations for purposes of insurance obligations.

Property and Equipment

Property and equipment is recorded at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the related assets, which generally range from three to five years. Expenditures that enhance the useful lives of the assets are capitalized and depreciated. Maintenance and repairs are expensed as incurred. When properties are retired or otherwise disposed of, related costs and related accumulated depreciation are removed from the accounts. As of March 31, 2022 and December 31, 2021, the Company had total fixed assets (property and equipment) of approximately $27,000 for both periods, and had accumulated depreciation of approximately $6,366 and $5,000, respectively. Depreciation expense was approximately $1,000 and $1,400 for the three months ended March 31, 2022 and 2021, respectively, and was approximately $5,000 for the twelve months ended December 31, 2021.

Income Taxes

The Company has incurred losses since its inception, in addition to being a pass-through entity for federal income tax purposes. As such income taxes related to the Company’s operations were the responsibility of those who held partnership interests in the Company (a limited liability corporation). Accordingly, the Company has not provided for federal income taxes during the periods presented. Moreover, there are no deferred income taxes related to state and local level income taxes at March 31, 2022 and December 31, 2021. Additionally, there was no provision for income taxes for the three months ended March 31, 2022 and 2021, respectively.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which is subject to the Federal Depository Insurance Coverage limit of $250,000. The Company did not have amounts in excess of this limit for all periods presented.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Revenue

The Company accounts for revenue in accordance with ASC Topic 606, “Revenue from Contracts with Customers.”

As it is in the development stage, the Company has not generated revenue during the periods presented.

Net Loss Per Unit

Net loss per unit is computed by dividing net loss by the weighted average number of common units outstanding during the reporting period. The Company has no unit equivalents in which to include in diluted earnings per share, thus no dilutive shares are used in the computation of earnings per unit.

Comprehensive Income (Loss)

ASC 220, “Comprehensive Income,” establishes standards for reporting and display of comprehensive income (loss) and its components in a full set of general-purpose financial statements. For the periods presented, the Company had no items impacting other comprehensive income (loss).

Long-Lived Assets

Long-lived and amortizable intangible assets are assessed annually for impairment or sooner should impairment indicators exist. Significant events or changes in business circumstances indicate that the carrying value of the assets may not be recoverable. Such circumstances may include a significant decrease in the market price of an asset, a significant adverse change in the manner in which the asset is being used or in its physical condition or a history of operating or cash flow losses associated with the use of an asset. An impairment loss is recognized when the carrying amount of an asset exceeds the anticipated future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. The amount of the impairment loss is the excess of the asset’s carrying value over its fair value. There were no charges related to impairments of long-lived assets for all periods presented.

Leases

The Company’s leases certain office space and office equipment. Prior to January 1, 2022, the Company accounted for leases per the provisions of ASC 840 and expensed the aggregate lease costs on a straight-line basis over the lease term. The Company adopted the provisions of ASC 842 on January 1, 2022 and determined at such time that there were no outstanding lease agreements that had a remaining term of over twelve months, nor were there any agreements entered into prior to or at March 31, 2022 which had terms of over twelve months. Given that the Company elected the practical expedient under ASC 842, which allows companies to exclude those agreements whose terms are twelve months or less, the Company has not recognized any right of use assets or liabilities as of March 31, 2022. The Company will continue to evaluate all new leases entered into and recognize right of use assets and related liabilities for those agreements which contain a lease the confers the right to obtain substantially all the economic benefit from or to direct the use of an asset for a period of over twelve months.

Recent Accounting Pronouncements

In June 2022, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2022-03, Fair Value Measurement (Topic 820) (“ASU 2022-03”). The amendments in ASU 2022-03 clarify that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The amendments also clarify that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. The amendments in this Update also require additional disclosures for equity securities subject to contractual sale restrictions. The provisions in this Update are effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company does not expect to early adopt this ASU. The Company is currently evaluating the impact of adopting this guidance on the balance sheet, results of operations and financial condition.

The Company does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 – COMMITMENTS AND CONTINGENCIES

The Company is party to an agreement with Stanford University in which the Company is to receive a grant to fund research and development in the field of ALS treatment. As of December 31, 2021 the Company had received $0.1 million which was used in its entirety to fund research during that year. During the three months ended March 31, 2022, the Company received approximately $0.1 million of grants related to this agreement, which was used in its entirety during that period. All funds received related to this grant were recorded as an offset to the research and development costs incurred.

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company has two common unit holders who hold 8,000 common units and 2,000 common units, respectively. Accordingly, at December 31, 2021 and March 31, 2022, the Company has a total of 10,000 common units issued and outstanding. These 10,000 common units are used in the computation of earnings per unit- basic. As mentioned in Note 2, Net Loss Per Unit, the Company does not have any dilutive securities.

Since the Company’s inception through March 31, 2022, the two common unit holders mentioned above contributed approximately $2.3 million in cash, recorded as Common Units of $1.0 million and Additional paid-in capital of $1.3 million, respectively, in the Statements of Stockholders’ Equity.

NOTE 5– RELATED PARTY

From time to time the Company’s common unit holders pay certain bills the Company incurs related to its operations. These amounts are payable to the common unit holders the liability of which is generally satisfied within twelve months or less. Amounts related to this liability were $13,318 and $2,688 at March 31, 2022 and December 31, 2021, respectively. See discussion in Note 5, above, for details related to the common unit holders’ investments in the Company.

NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated events and transactions subsequent to March 31, 2022, through the date these financial statements were included in this Form 8-K/A and filed with the SEC. Apart from the below the Company had no other subsequent events identified that would require disclosure in these financial statements.

 On June 21, 2022 the Company was acquired by Pasithea Therapeutics, Corp. (“Buyer”), whereby the common unit holders sold the entirety of their interests in the Company to the Buyer, at which point the Company became a wholly owned subsidiary of the Buyer and ceased to exist as a separate, discrete, entity. One of the sellers of the Company is the Executive Chairman and Co-Founder of the Buyer. From June 22, 2022 and on, the Company’s results will be included in the Buyer’s consolidated financial statements.